                                                               EXHIBIT 10.29



                              DATED  May 29, 1996

                            INTEGRAL VISION LIMITED         (1)

                                      AND

                                    NBD BANK                (2)




                       COMPOSITE GUARANTEE AND DEBENTURE



                                  NORTON ROSE
                                     London

                                    CONTENTS



CLAUSE                              HEADING                                                                        PAGE

   1        Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

   2        Secured obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

   3        Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

   4        Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

   5        Undertakings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

   6        Further Assurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

   7        Certain powers of the Bank: Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

   8        Appointment and Powers of Receiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

   9        Application of Proceeds; Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

  10        Indemnities; Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

  11        Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

  12        Continuing Security and Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

  13        Currencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

  14        Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

  15        Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

  16        Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

  17        Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29


THIS COMPOSITE GUARANTEE AND DEBENTURE dated              1996  and made
BETWEEN:

(1) INTEGRAL VISION LIMITED (No. 2170808) whose registered office is at Unit 12 Railton Road, Woburn Industrial Estate, Kempsteon MK42 7PW (the "CHARGOR"); and

(2) NBD BANK a Michigan banking corporation whose main office is at 611 Woodward Avenue, Detroit, Michigan 48226, U.S.A. (the "BANK", which expression shall include any branch or division of the said NBD Bank in any territory)

WITNESSES as follows:

1           INTERPRETATION

1.1         Definitions:  In this Deed, unless the context otherwise requires:

            "CHARGED ASSETS" means all the undertaking, goodwill, property, assets and rights of the Chargor described in clauses 3.1 and 3.2;

            "COLLATERAL INSTRUMENTS" means negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any liabilities of any person and includes any document or instrument creating or evidencing an Encumbrance;

            "COMPANY" means Medar, Inc., a Michigan Corporation, and/or Integral Vision-AID, Inc. (formerly Automatic Inspection Devices, Inc.), an Ohio Corporation;

            "DEBTS" means the assets of the Chargor described in clause 3.1(d);

            "DEFAULT RATE" means 2 per cent. per annum over the Applicable Rate (as defined in the Revolving Credit and Loan Agreement dated as of 10th August 1995 and made between Medar, Inc., Integral Vision-AID, Inc. (formerly Automatic Inspection Devices, Inc.), the Chargor and the Bank, as amended or restated from time to time);

            "DISPOSAL" includes any sale, lease, sub-lease, assignment or transfer, the grant of an option or similar right, the grant of any easement, right or privilege, the creation of a trust or other equitable interest in favour of a third party, a sharing or parting with possession or occupation whether by way of licence or otherwise and the granting of access to any other person over any intellectual property, and "dispose" and "disposition" shall be construed accordingly;

   "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, standard security, assignment by way of security or other security interest of any kind;

   "ENFORCEMENT DATE" means the date on which the Bank demands the payment or discharge of all or any part of the Secured Obligations or, if earlier, the date on which a petition for an administration order is presented in relation to the Chargor;

   "ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters and any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

   "ENVIRONMENTAL LAWS" includes all or any laws, statutes, rules, regulations, treaties, directives, directions, by-laws, codes of practice, circulars, guidance notes, orders, notices, demands, decisions of the courts or anything like any of the foregoing of any governmental authority or agency or any regulatory body or any other body whatsoever in any jurisdiction or the European Community relating to Environmental Matters applicable to the Chargor, the business carried on at any time by the Chargor, the Properties, the operation of any business from or using any of the Properties or the occupation or use of any of the Properties;

   "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law in relation to the Chargor, the business carried on by the Chargor, the Properties or the occupation or use of, or the operation of any business from or using, any of the Properties;

   "ENVIRONMENTAL MATTERS" means (a) the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any waste (as defined in the Environmental Protection Act 1990) or any Relevant Substance; (b) nuisance, noise, defective premises, health and safety at work or elsewhere; (c) the carrying out of any development (as defined in section 55(1) Town and Country Planning Act 1990); and (d) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

   "FLOATING CHARGE ASSETS" means the assets of the Chargor from time to time expressed to be charged by this Deed by way of floating charge;

   "GUARANTEE" means the obligations of the Chargor pursuant to clause 2.1(b) and includes the obligations arising by virtue of clauses 2.3, 2.7 and 12;

   "INCAPACITY", in relation to a person, means the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

   "INSURANCES" means all present and future contracts or policies of insurance (including life policies) in which the Chargor from time to time has an interest;

   "INTELLECTUAL PROPERTY RIGHTS" means the assets of the Chargor described in clause 3.1(g);

   "MATERIAL ENVIRONMENTAL EFFECT" means a material adverse effect in the opinion of the Bank on (i) the financial condition of the Chargor or any of its Subsidiaries or (ii) the ability of the Chargor to perform its obligations under or otherwise comply with the terms of this Deed or (iii) the value or marketability of any premises owned, leased or occupied by the Chargor or any of its Subsidiaries;

   "PARI PASSU DEED" means the Deed so entitled made between, inter alia, the Bank and the Chargor and dated the same date as this Deed;

   "PERMITTED ENCUMBRANCE" means any Encumbrance (a) arising by way of retention of title of goods by the supplier of such goods where such goods are supplied on credit and are acquired in the ordinary course of trading of the Chargor or (b) regulated by the Pari Passu Deed;

   "PROPERTIES" means the assets of the Chargor described in clause 3.1(a) and all present and future heritable and leasehold property of the Chargor situate in Scotland and all liens, charges, options, agreements, rights and interests in or over land or the proceeds of sale of land situate in Scotland and all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on such property or land together with all rights, easements, servitudes and privileges appurtenant to, or benefitting, the same, in all cases both present and future;

   "RECEIVER" means any one or more receivers and/or managers or administrative receivers appointed by the Bank pursuant to this Deed in respect of the Chargor or over all or any of the Charged Assets;

   "RELEVANT SUBSTANCE" means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste (as defined in the Environmental Protection Act 1990) which is capable of causing harm to man or any other living organism supported by the Environment, or damaging the Environment or public health or welfare;

   "SECURED OBLIGATIONS" means all moneys, obligations and liabilities covenanted to be paid or discharged under or pursuant to clause 2;

            "SECURITIES" means the assets of the Chargor described in clause 3.1(c);

            "SUBSIDIARY" shall have the meaning given to it by section 736 Companies Act 1985.

1.2 Successors and assigns: The expressions "BANK", "COMPANY", and "CHARGOR" include, where the context admits, their respective successors, and, in the case of the Bank, its transferees and assignees, whether immediate or derivative.

1.3 Headings: Clause headings and the contents page are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4 Construction of certain terms: In this Deed, unless the context otherwise requires:

            (a) references to clauses and schedules are to be construed as references to the clauses of, and the schedules to, this Deed and references to this Deed include its schedules;

            (b) reference to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Bank;


            (c) words importing the plural shall include the singular and vice versa;

            (d) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof; and

            (e) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

1.5 Effect as a deed: This Deed is intended to take effect as a deed notwithstanding that the Bank may have executed it under hand only.

1.6 Pari Passu Deed: This Deed is regulated by, and is subject to, the Pari Passu Deed and, in the event of any conflict or inconsistency between this Deed and the Pari Passu Deed, the Pari Passu Deed shall prevail.

2           SECURED OBLIGATIONS

2.1         Covenant to Pay: Guarantees:  The Chargor hereby:

            (a) covenants that it will on demand pay to the Bank all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by it to the Bank; and

            (b) guarantees that it will on demand pay to the Bank all moneys and discharge all liabilities now or hereafter due, owing or incurred to the Bank by (i) each Company and (ii) any other present or future Subsidiary of any Company (except any obligations or liabilities of such other Company or Subsidiary as guarantor for a Company);

            in each case when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied; present, future or contingent; joint or several; incurred as principal or surety; originally owing to the Bank or purchased or otherwise acquired by it; denominated in sterling or in any other currency; or incurred on any banking account or in any other manner whatsoever.

2.2 Certain liabilities: The liabilities referred to in clause 2.1 shall, without limitation, include:

            (a) all liabilities under or in connection with foreign exchange transactions, interest rate swaps and other arrangements entered into for the purpose of limiting exposure to fluctuations in interest or exchange rates;

            (b) all liabilities arising from the issue, acceptance, endorsement, confirmation or discount of any negotiable or non-negotiable instruments, documentary or other credits, bonds, guarantees, indemnities or other instruments of any kind; and

            (c) interest (both before and after judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to any such moneys, obligations or liabilities or generally in respect of each such Company.

2.3 Chargor as principal debtor; indemnity: As a separate and independent stipulation, the Chargor agrees that if any purported obligation or liability of any Company or other person which would have been the subject of a Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against such Company or other person on any ground whatsoever whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of such Company or other person or any legal or other limitation, whether under the Limitation Acts or otherwise, any disability or Incapacity or any change in the constitution of such Company or other person) the Chargor shall nevertheless be jointly and severally liable to the Bank in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Chargor was the principal debtor in respect thereof. The Chargor hereby agrees to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of a Company or other person to perform or discharge any such purported obligation or liability.

2.4 Statements of account conclusive: Any statement of account of a Company or other person liable, signed as correct by an officer of the Bank, showing the amount of the indebtedness and liabilities of that Company or other person liable which are the subject of the Guarantees shall, in the absence of manifest error, be binding and conclusive on and against the Chargor.

2.5 No security taken by the Chargor: The Chargor warrants that it has not taken or received, and undertakes that until all the Secured Obligations have been paid or discharged in full it will not exercise any right of subrogation or contribution it may have or otherwise take or receive, any security from any Company or other person liable in respect of its obligations under its Guarantee.

2.6 Interest: The Chargor agrees to pay interest on each amount demanded of it under its Guarantee from the date of such demand until payment (as well after as before judgment) at the Default Rate. Such interest shall be compounded at the end of each period determined for this purpose by the Bank in the event of it not being paid when demanded but without prejudice to the Bank's right to require payment of such interest.

2.7 No set-off or counterclaim: All payments to be made by the Chargor under this Deed shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided below, free and clear of any deductions or withholdings in the relevant currency on the due date to such account as the Bank may from time to time specify. If at any time the Chargor is required to make any deduction or withholding in respect of taxes from any payment due under this Deed for the account of the Bank, the sum due from the Chargor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Chargor shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Chargor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Chargor shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amount (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3           CHARGES

3.1 Fixed Charge: The Chargor hereby charges to the Bank by way of fixed charge (and as regards all those parts of the freehold and leasehold property in England and Wales now vested in the Chargor by way of legal mortgage) with full title guarantee and as a continuing security for the payment and discharge of the Secured Obligations the following assets, both present and future, from time to time owned by the Chargor or in which the Chargor may from time to time have an interest:

            (a)  Properties:  all freehold and leasehold property of the
                 Chargor situate in England and Wales and all liens, charges,
                 options, agreements, rights       and interests in or over land
                 or the proceeds of sale of land situate in England and Wales and all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on such property or land together with all rights, easements and privileges appurtenant to, or benefitting, the same;

            (b) Plant and Machinery: all plant, machinery, vehicles, computers and office and other equipment and the benefit of all contracts and warranties relating to the same;

            (c) Securities: all stocks, shares, bonds and securities of any kind whatsoever whether marketable or otherwise and all other interests (including but not limited to loan capital) in any person, including all allotments, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect thereof;

            (d) Debts: all accounts receivable, book and other debts, revenues and claims, whether actual or contingent, whether arising under contracts or in any other manner whatsoever and whether originally owing to the Chargor or purchased or otherwise acquired by it including, without limitation, any amount from time to time standing to the credit of any bank or other account with the Bank or with any other person and all things in action which may give rise to any debt, revenue or claim, together with the full benefit of any Encumbrances, Collateral Instruments and any other rights relating thereto including, without limitation, reservations of proprietary rights, rights of tracing and unpaid vendor's liens and associated rights;

            (e) Insurances: all moneys from time to time payable to the Chargor under or pursuant to the Insurances including without limitation the refund of any premiums;

            (f) Goodwill and uncalled capital: all goodwill and uncalled capital;

            (g) Intellectual Property Rights: all patents, patent applications, trade marks and service marks (whether registered or not), trade mark applications, service mark applications, trade names, registered designs, design rights, copyrights, computer programmes, know-how and trade secrets and all other industrial or intangible property or rights and all licences, agreements and ancillary and connected rights relating to, intellectual and intangible property;

3.2 Floating Charge: The Chargor hereby charges to the Bank by way of floating charge with full title guarantee and as a continuing security for the payment and discharge of the Secured Obligations its undertaking and all its property, assets and rights whatsoever and wheresoever both present and future, other than any property or assets from time to time effectively charged by way of legal mortgage or fixed charge or assignment pursuant to clause 3.1 or otherwise pursuant to this Deed but including (without limitation and whether or not so effectively charged) any of its property and assets situated in Scotland.

3.3 Restrictions on dealing with Charged Assets: The Chargor hereby covenants that it will not without the prior consent in writing of the Bank:

            (a) dispose of, or create or attempt to create or permit to subsist or arise any Encumbrance on or over, the Debts or any part thereof or release, set off or compound or deal with the same otherwise than in accordance with clause 5.1(a);

            (b) create or attempt to create or permit to subsist in favour of any person other than the Bank any Encumbrance (except a Permitted Encumbrance and a lien arising by operation of law in the ordinary course of trading over property other than land) on or affecting the Charged Assets or any part thereof;
                 or

            (c) dispose of the Charged Assets or any part thereof or attempt or agree so to do except in the case of:

            (i) stock-in-trade, which may, subject to the other provisions of this Deed, be sold at full market value in the usual course of trading as now conducted and for the purpose of carrying on the Chargor's business; and

            (ii) other Floating Charge Assets which may, subject to the other provisions of this Deed, be disposed of in the ordinary course of business.

3.4 Credit balances: The Chargor irrevocably and unconditionally agrees that if there shall from time to time be any credit balance on any of its accounts with the Bank, the Bank shall have the absolute right to refuse to permit such credit balance to be utilised or withdrawn by the Chargor whether in whole or in part if at that time there are outstanding any of the Secured Obligations and there is a default under any agreement between the Bank and the Chargor or the Bank and the Company.

3.5 Automatic conversion of floating charge: Notwithstanding anything expressed or implied in this Deed, if the Chargor creates or attempts to create any Encumbrance over all or any of the Floating Charge Assets without the prior consent in writing of the Bank or if any person levies or attempts to levy any distress, execution, sequestration or other process or does or attempts to do any diligence in execution against any of the Floating Charge Assets, the floating charge created by clause 3.2 over the property or asset concerned shall thereupon automatically without notice be converted into a fixed charge.

3.6 Conversion of floating charge by notice: Notwithstanding anything expressed or implied in this Deed but without prejudice to clause 3.5, the Bank shall be entitled at any time by giving notice in writing to that effect to the Chargor to convert the floating charge over all or any part of the Floating Charge Assets into a fixed charge as regards the assets specified in such notice.

3.7 H.M. Land Registry: The Chargor hereby applies to the Chief Land Registrar for the registration of the following restriction against each of the registered titles to any Property (and against any title to any unregistered property which is or ought to be the subject of a first registration of title at H.M. Land Registry at the date of this Deed):

                 "Except under an Order of the Registrar no disposition or charge or other security interest is to be registered or noted without the consent of the proprietor for the time being of Charge No. o".

4           SET-OFF

4.1 Set-off: The Chargor hereby agrees that the Bank may at any time after a default under any agreement between the Bank and the Chargor or the Bank and the Company, without notice, notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wheresoever situate (including accounts in the name of the Bank or of the Chargor jointly with others), whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in sterling or in any other currency, and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of its Secured Obligations which, to the extent not then payable, shall automatically become payable to the extent necessary to effect such set-off.

4.2 Purchase of currencies: For the purpose of clause 4.1, the Chargor authorises the Bank to purchase with the moneys standing to the credit of such accounts such other currencies as may be necessary to effect such applications.

5      UNDERTAKINGS

5.1 The Chargor hereby undertakes with the Bank that during the continuance of this security the Chargor will:

       (a) Debts: collect in the ordinary course of its business in a proper and efficient manner and pay into its account with the Bank or such other account as the Bank may from time to time specify all moneys which it may receive in respect of the Debts forthwith on receipt and not, without the prior written consent of the Bank, seek to compromise, compound, vary, discharge, postpone or release any of the Debts or waive its right of action in connection therewith or do or omit to do anything which may delay or prejudice the full recovery thereof provided that (and in the absence of contrary written notice by the Bank) the Bank hereby authorises the Chargor to compromise, compound, vary or postpone any Debt where, in the reasonable opinion of the Chargor, it is commercially expedient to do so in order to maximise the recovery of such Debt;

       (b) Deposit of deeds: deposit with the Bank (to be held at the risk of the Chargor):

            (i) all deeds and documents of title relating to the Properties and to any subordinate interest in any of them and the insurance policies relating thereto;

            (ii) all certificates and documents of title relating to the Securities and such deeds of transfer in blank and other documents as the Bank may from time to time require for perfecting the title of the Bank to the Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser; and

            (iii) all such other documents relating to the Charged Assets as the Bank may from time to time require;

       (c) Calls etc: duly and promptly pay all calls, instalments or other moneys which may from time to time become due in respect of any of its Securities, it being acknowledged by the Chargor that the Bank shall not in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other moneys;

       (d) Provision of information: provide the Bank with such financial and other information relating to the Chargor, its Subsidiaries and their respective businesses as the Bank may from time to time require;

       (e) Supplemental Deeds: ensure that each Subsidiary of the Chargor, promptly on becoming such a Subsidiary, will, if so requested by the Bank and at the cost of the Chargor, execute such deeds as may be requisite to the intent that such Subsidiary shall become party to the guarantee and security arrangements contemplated by this Deed;

   (f) Conduct of business: conduct and carry on its business, and procure that each of its Subsidiaries conducts and carries on its business, in a proper and efficient manner and keep or cause or procure to be kept proper books of account relating to such business and not make any material alteration in the nature or mode of conduct of any such business;

   (g) Compliance with covenants etc: observe and perform all covenants, burdens, stipulations, requirements and obligations from time to time affecting the Charged Assets and/or the use, ownership, occupation, possession, operation, repair, maintenance or other enjoyment or exploitation of the Charged Assets whether imposed by statute, law or regulation, contract, lease, licence, grant or otherwise, carry out all registrations or renewals and generally do all other acts and things (including the taking of legal proceedings) necessary or desirable to maintain, defend or preserve its right, title and interest to and in the Charged Assets without infringement by any third party and not without the prior consent in writing of the Bank enter into any onerous or restrictive obligations affecting any of the same or, after a default under any agreement between the Bank and the Chargor or the Bank and the Company, agree any rent review relating to any interest in any of the Properties;

   (h) Alteration or development of Properties: not make any structural or material alteration to or to the user of any of the Properties or do or permit to be done anything which is a "development" within the meaning of the Town and Country Planning Acts from time to time or any orders or regulations under such Acts or do or permit or omit to be done any act, matter or thing as a consequence of which any provision of any statute, bye-law, order or regulation or any condition of any consent, licence, permission or approval (whether of a public or private nature) from time to time in force affecting any of the Properties is or may be infringed;

   (i) Maintenance of buildings, machinery and plant: keep, and procure that each of its Subsidiaries will keep, all its buildings, machinery, plant, fixtures, vehicles, computers and office and other equipment in good and substantial repair and in good working order and condition and permit the Bank and its agents or representatives to enter and view their state and condition;

   (j)   Insurance:

         (i) (subject to clause 5.1(j)(iv)) insure and keep insured, and procure that each of its Subsidiaries will insure and keep insured, at its own expense to the full replacement or reinstatement value thereof from time to time (including, where applicable, the cost of demolition and site clearance, architects',surveyors' and other professional fees and incidental expenses in connection with replacement or reinstatement) all its assets of an insurable nature with insurers reasonably acceptable to the Bank against loss or damage (including loss of rent and profits) by fire, storm, lightning, explosion, riot, civil commotion, malicious damage, impact, flood, burst pipes, aircraft and other aerial devices or articles dropped therefrom (other than war risk), third party and public liability and liability under the Defective Premises Act 1972 and such other risks and contingencies as the Bank shall from time to time request, such insurances to be effected with the interest of the Bank noted on the policy and with the policy containing such provisions for the protection of the Bank as the Bank may require;

        (ii) maintain such other insurance policies (with the interest of the Bank noted thereon) containing like provisions for the protection of the Bank as are normally maintained by prudent companies carrying on businesses similar to those of the Chargor or, as the case may be, its Subsidiaries;

        (iii) duly and promptly pay all premiums and other moneys necessary for effecting and keeping up such insurances and on demand produce to the Bank the policies of such insurance and evidence of such payments and comply in all other respects with the terms and conditions of the relevant policies including without limitation any stipulations or restrictions as to the use and/or operation of any asset;

        (iv) (in the case of any leasehold property where the Chargor or any Subsidiary is prohibited by the terms of the relevant lease from complying with the obligations referred to in clause 5.1(j)(i)) procure (where it is empowered to do so) or otherwise use all reasonable efforts to procure the maintenance by the landlord (or other third party) of such insurance obligations in accordance with the provisions of the relevant lease;

   (k) Property outgoings: punctually pay, or cause to be paid, and indemnify the Bank and any Receiver (on a several basis) against, all present and future rent, rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether imposed by agreement, statute or otherwise) now or at any time during the continuance of this security payable in respect of the Properties or any part thereof or by the owner or occupier thereof;

   (l) Possession of Properties: without prejudice to the generality of clause 3.3(c), not without the prior consent in writing of the Bank grant any lease, part with possession or share occupation of the whole or any part of any of the Properties or confer any licence, right or interest to occupy or grant any licence or permission to assign, underlet or part with possession of the same or any part thereof or permit any person:

         (i) to be registered (jointly with the Chargor or otherwise) as proprietor under the Land Registration Acts of any of the Properties nor create or permit to arise any overriding interest affecting the same within the definition in those Acts or within the meaning of the Land Registration (Scotland) Act 1979; or

         (ii) to become entitled to any right, easement, covenant, interest or other title encumbrance which might adversely affect the value or marketability of any of the Properties;

   (m) Variation of leasehold interests: not, after a default under any agreement between the Bank and the Chargor or the Bank and the Company, without the prior consent in writing of the Bank vary, surrender, cancel or dispose of, or permit to be forfeit, any leasehold interest in any of the Properties;

   (n) Equipment leases etc.: not without the prior consent in writing of the Bank surrender, cancel or dispose of, any credit sale, hire purchase, leasing, rental, licence or like agreement for any equipment used in its business or agree to any material variation of the same;

   (o) Acquisition of property: immediately inform the Bank before contracting to purchase any estate or interest in freehold, leasehold or heritable property and supply the Bank with such details of the purchase as the Bank may from time to time request;

   (p) Environmental Licences: obtain and maintain and procure that its Subsidiaries obtain and maintain in full force and effect all Environmental Licences and ensure that its business and the business of its Subsidiaries and of any occupier of each of the Properties and of properties owned, leased, occupied or otherwise used by it or its Subsidiaries complies in all respects with all Environmental Laws and all Environmental Licences and promptly on receipt provide the Bank with copies of all Environmental Licences and the terms and conditions thereof and any amendments thereto;

   (q) Environmental Claims: promptly on becoming aware of it inform the Bank of any Environmental Claim which has been made or threatened against the Chargor or any of its Subsidiaries or any occupier of any of the Properties or of any property owned, leased, occupied or otherwise used by the Chargor or any of its Subsidiaries or any of the officers of the Chargor or any of its Subsidiaries in their capacity as such or any requirement by any Environmental Licence or applicable Environmental Laws to make any investment or expenditure or take or desist from taking any action which might, if substantiated, have a Material Environmental Effect;

   (r) Access: procure that representatives designated by the Bank and its representatives will be allowed access at reasonable times to inspect the Properties and, where the Bank reasonably believes it to be necessary, to require testing or the taking of samples at the expense of the Chargor to verify compliance with Environmental Law and Environmental Licences;

   (s) Relevant Substances: notify the Bank forthwith upon becoming aware of any Relevant Substance at or brought on to any of the Properties which might give rise to any material Environmental Claim, and take or procure the taking of all necessary action to deal with, remedy or remove from such Property or prevent the incursion of (as the case may be) that Relevant Substance in order to prevent a material Environmental Claim and in a manner that complies with all requirements of Environmental Law;

   (t) Intellectual Property Rights: without prejudice to the generality of clause 5.1(g):

         (i) take all necessary action to safeguard and maintain its rights, present and future, in or relating to all Intellectual Property Rights including, without limitation, observing all covenants and stipulations relating thereto, paying all renewal fees and taking all other steps necessary to maintain all registered design, patent, trade mark and service mark registrations held by it;

         (ii) use all reasonable efforts to effect registration of applications for registration of any registered design, patent, trade mark and service mark and keep the Bank informed of events relevant to any such application and not without the prior consent in writing of the Bank permit any Intellectual Property Rights to be abandoned or cancelled, to lapse or to be liable to any claim of abandonment for non-use or otherwise;

         (iii) notify the Bank forthwith of any infringement or suspected infringement or any challenge to the validity of any of its present or future Intellectual Property Rights which may come to its notice, supply the Bank with all information in its possession relating thereto and take all steps necessary to prevent or bring to an end any such infringement and to defend any challenge to the validity of any such rights;

   (u) Purchase of Shares; dividends: not (without the prior consent in writing of the Bank) redeem or purchase any of its own shares or pay any dividend;

   (v) Disposals to connected persons: without prejudice to the generality of clause 3.3(c), not (without the prior consent in writing of the Bank) dispose of any Charged Assets to any person who is connected (within the meaning of section 249 Insolvency Act 1986) with the Chargor save on terms previously approved in writing by the Bank;

   (w) Report on title: forthwith on request by the Bank, provide the Bank with a report from solicitors approved by the Bank in such form as the Bank may require as to the title of the Chargor to such of the Properties as the Bank shall specify;

   (x) Jeopardy: not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Bank of any of the Charged Assets;

   (y) No Subsidiaries to be formed or acquired: not (without the prior consent in writing of the Bank) form or acquire any Subsidiary; and

   (z) Loans and guarantees: without prejudice to the generality of clause 3.3(c), not (without the prior consent in writing of the Bank):

         (i) lend any money or provide any other form of financial assistance; or

         (ii)    otherwise dispose of any part of the Charged Assets,

         to a Company or any Subsidiary of the Chargor or of a Company or attempt or agree so to do.

5.2 Power to remedy: If the Chargor at any time defaults in complying with any of its obligations contained in this Deed, the Bank shall, without prejudice to any other rights arising as a consequence of such default, be entitled (but not bound) to make good such default and the Chargor hereby irrevocably authorises the Bank and its employees and agents by way of security to do all such things (including, without limitation, entering the Chargor's property) necessary or desirable in connection therewith. Any moneys so expended by the Bank shall be repayable by the Chargor to the Bank on demand together with interest at the Default Rate from the date of payment by the Bank until such repayment, both before and after judgment. No exercise by the Bank of its powers under this clause
         5.2 shall make it liable to account as a mortgagee in possession.

6        FURTHER ASSURANCE

6.1 Further assurance: The Chargor shall if and when at any time required by the Bank execute such further Encumbrances and assurances in favour of the Bank and do all such acts and things as the Bank shall from time to time require over or in relation to all or any of the Charged Assets to secure the Secured Obligations or to perfect or protect the security intended to be created by this Deed over the Charged Assets or any part thereof or to facilitate the realisation of the same.

6.2 Certain documentary requirements: Such further Encumbrances and assurances shall be prepared by or on behalf of the Bank at the expense of the Chargor and shall contain (a) an immediate power of sale without notice, (b) a clause excluding section 93 Law of Property Act 1925 and the restrictions contained in section 103 Law of Property Act 1925 and (c) such other clauses for the benefit of the Bank as the Bank may require (but so that in relation to property in Northern Ireland such references shall be deemed to be references to sections 17 and 20 respectively of the Conveyancing and Law of Property Act 1881).

6.3 Specific security documents required: Without prejudice to the generality of the provisions of clauses 6.1 and 6.2 the Chargor shall execute as and when so required by the Bank:

      (a) a mortgage, charge, standard security or hypothecation (as specified by the Bank) over any heritable property in Scotland owned, or any recorded lease of heritable property in Scotland held, by it at the date of this Deed, any leasehold or freehold property in Northern Ireland or the Republic of Ireland owned by it at the date of this Deed, and any and all heritable fixtures and fittings and fixed plant and machinery at any time situate thereon including (without prejudice to the generality of the foregoing) tenant's fixtures and fittings in and upon any such leased property; and/or

      (b) a legal mortgage, legal charge, standard security or hypothecation (as specified by the Bank) over any freehold, leasehold and heritable properties acquired by it after the date of this Deed (including all or any of the Properties as and when the same are conveyed, transferred, or let to it) and over any and all fixtures, trade fixtures and fixed plant and machinery at any time and from time to time situate thereon.

7     CERTAIN POWERS OF THE BANK: ENFORCEMENT

7.1   The Securities:

      (a) The Bank and its nominees at the discretion of the Bank may exercise in the name of the Chargor or otherwise at any time whether before or after demand for payment and without any further consent or authority on the part of the Chargor (but subject to clause 7.1(d)) in respect of the Securities any voting rights and all powers given to trustees by section 10(3) and (4) Trustee Act, 1925 (as amended by section 9 Trustee Investments Act, 1961) in respect of securities or property subject to a trust and any powers or rights which may be exercisable by the person in whose name any of the Securities is registered or by the bearer thereof.

      (b) The Chargor will if so requested by the Bank transfer all or any of the Securities to such nominees or agents as the Bank may select.

       (c) Until the Enforcement Date the Bank will hold all dividends, distributions, interest and other moneys paid on and received by it in respect of the Securities for the account of the Chargor and will, subject to any right of set-off and to clause 3.4, pay such dividends, interest and other moneys to the Chargor upon request.

       (d) Until the Enforcement Date the Bank will exercise all voting and other rights and powers attached to the Securities as the Chargor may from time to time in writing reasonably direct provided that the Bank shall be under no obligation to comply with any such direction where compliance would, in the Bank's opinion, be prejudicial to the security created by this Deed.

7.2 Powers on enforcement: At any time on or after the Enforcement Date or if requested by the Chargor, the Bank may, without further notice, without the restrictions contained in section 103 Law of Property Act 1925 (or in the case of property in Northern Ireland section 20 of the Conveyancing and Law of Property Act 1881) and whether or not a Receiver shall have been appointed, exercise all the powers conferred upon mortgagees by the Law of Property Act 1925 (or in the case of property in Northern Ireland the Conveyancing and Law of Property Act 1881) as varied or extended by this Deed and all the powers and discretions conferred by this Deed on a Receiver either expressly or by reference.

7.3 Subsequent Encumbrances: If the Bank receives notice of any subsequent Encumbrance affecting the Charged Assets or any part thereof, the Bank may open a new account for the Chargor. If it does not do so then, unless the Bank gives express written notice to the contrary to the Chargor, it shall nevertheless be treated as if it had opened a new account at the time when it received such notice and as from that time all payments made by or on behalf of the Chargor to the Bank shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Chargor to the Bank at the time when it received such notice.

7.4 Statutory power of leasing: The Bank shall have the power to lease and make agreements for leases at a premium or otherwise, to accept surrenders of leases and to grant options on such terms as the Bank shall consider expedient and without the need to observe any of the provisions of sections 99 and 100 Law of Property Act 1925 (or in the case of property in Northern Ireland section 18 of the Conveyancing and Law of Property Act 1881).

7.5 Contingencies: If, after a default under any agreement between the Bank and the Chargor or the Bank and the Company, the Bank enforces the security constituted by this Deed, the Bank (or the Receiver) may pay the proceeds of any recoveries effected by it into an interest-bearing suspense account. The Bank may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of such suspense account for application as follows:

       (a) paying all costs, charges and expenses incurred and payments made by the Bank (or the Receiver) in the course of such enforcement;

       (b) paying remuneration to the Receiver as and when the same becomes due and payable; and

       (c) paying amounts due and payable in respect of the Secured Obligations as and when the same become due and payable.

8      APPOINTMENT AND POWERS OF RECEIVER

8.1 Appointment: At any time on or after the Enforcement Date or if requested by the Chargor, the Bank may by instrument in writing executed as a deed or under the hand of any director or other duly authorised officer appoint any qualified person to be a Receiver of the Charged Assets or any part thereof. Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that the Bank may specify to the contrary in the appointment. The Bank may (subject, where relevant, to section 45 Insolvency Act 1986) remove any Receiver so appointed and appoint another in his place. In this clause 8 a "qualified person" is a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or, as the case may be, an administrative receiver of any such company.

8.2 Receiver as agent: A Receiver shall be the agent of the Chargor and the Chargor shall be solely responsible for his acts or defaults and for his remuneration.

8.3 Powers of Receiver: A Receiver shall have all the powers conferred from time to time on receivers and administrative receivers by statute (in the case of powers conferred by the Law of Property Act 1925, without the restrictions contained in section 103 of that
       Act) and power on behalf and at the expense of the Chargor (notwithstanding liquidation of the Chargor) to do or omit to do anything which the Chargor could do or omit to do in relation to the Charged Assets or any part thereof. In particular (but without limitation) a Receiver shall have power to do all or any of the following acts and things:

       (a) Take possession: take possession of, collect and get in all or any of the Charged Assets and exercise in respect of the Securities all voting or other powers or rights available to a registered holder thereof in such manner as he may think fit;

       (b) Carry on business: carry on, manage, develop, reconstruct, amalgamate or diversify the business of the Chargor or any part thereof or concur in so doing; lease or otherwise acquire and develop or improve properties or other assets without being responsible for loss or damage;

   (c) Borrow money: raise or borrow any money from or incur any other liability to the Bank or others on such terms with or without security as he may think fit and so that any such security may be or include a charge on the whole or any part of the Charged Assets ranking in priority to this security or otherwise;

   (d) Dispose of assets: without the restrictions imposed by section 103 Law of Property Act 1925 (or in the case of property in Northern Ireland section 20 of the Conveyancing and Law of Property Act
            1881) or the need to observe any of the provisions of sections 99 and 100 of such Act (or section 18 of the Conveyancing and Law of Property Act 1881 in the case of Northern Ireland), sell by public auction or private contract, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with all or any of the Charged Assets or concur in so doing in such manner for such consideration and generally on such terms and conditions as he may think fit with full power to convey, let, surrender, accept surrenders or otherwise transfer or deal with such Charged Assets in the name and on behalf of the Chargor or otherwise and so that covenants and contractual obligations may be granted and assumed in the name of and so as to bind the Chargor (or other the estate owner) if he shall consider it necessary or expedient so to do; any such sale, lease or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as he shall think fit and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment of all the Secured Obligations of the Chargor; plant, machinery and other fixtures may be severed and sold separately from the premises containing them and the Receiver may apportion any rent and the performance of any obligations affecting the premises sold without the consent of the Chargor;

   (e) Form subsidiaries: promote the formation of companies with a view to the same becoming a Subsidiary of the Chargor and purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Charged Assets or otherwise, arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire all or any of the Charged Assets on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

   (f) Compromise contracts: make any arrangement or compromise or enter into or cancel any contracts which he shall think expedient;

   (g) Repair and maintain assets: make and effect such repairs, renewals and improvements to the Charged Assets or any part thereof as he may think fit and maintain, renew, take out or increase insurances;

   (h) Appoint employees: appoint managers, agents, officers and employees for any of the purposes referred to in this clause 8.3 or to guard or protect the Charged Assets at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

       (i) Make calls: make calls conditionally or unconditionally on the members of the Chargor in respect of uncalled capital;

       (j) Exercise statutory leasehold powers: without any further consent by or notice to the Chargor exercise for and on behalf of the Chargor all the powers and provisions conferred on a landlord or a tenant by the Landlord and Tenant Acts, the Rent Acts, the Housing Acts or the Agricultural Holdings Act or any other legislation from time to time in force in any relevant jurisdiction relating to rents or agriculture in respect of any part of the Properties but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised;

       (k) Legal proceedings: institute, continue, enforce, defend, settle or discontinue any actions, suits or proceedings in relation to the Charged Assets or any part thereof or submit to arbitration as he may think fit;

       (l) Execute documents: sign any document, execute any deed and do all such other acts and things as may be considered by him to be incidental or conducive to any of the matters or powers aforesaid or to the realisation of the security created by or pursuant to this Deed and to use the name of the Chargor for all the purposes aforesaid; and

       (m)  Insolvency Act powers:  do all the acts and things described in schedule 1 to the Insolvency Act 1986 as if the words "he" and "him" referred to the Receiver and "company" referred to the Chargor.

8.4 Remuneration: The Bank may from time to time determine the remuneration of any Receiver and section 109(6) Law of Property Act 1925 (or in the case of property in Northern Ireland section 24(6) of the Conveyancing and Law of Property Act 1881) shall be varied accordingly. A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

9      APPLICATION OF PROCEEDS; PURCHASERS

9.1 Application of proceeds: All moneys received by the Bank or by any Receiver shall be applied, after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority to the Secured Obligations, in or towards satisfaction of such of the Secured Obligations and in such order as the Bank in its absolute discretion may from time to time conclusively determine, except that the Bank may credit the same to a suspense account for so long and in such manner as the Bank may from time to time determine and the Receiver may retain the same for such period as he and the Bank consider expedient.

9.2 Insurance proceeds: All moneys receivable by virtue of any of the Insurances shall be paid to the Bank (or if not paid by the insurers directly to the Bank shall be held on trust for the Bank) and shall at the option of the Bank be applied in replacing, restoring or reinstating the property or assets destroyed, damaged or lost (any deficiency being made good by the Chargor) or (except where the Chargor is obligated (as landlord or tenant) to lay out such insurance moneys under the provisions of any lease of any of the Charged Assets) in reduction of the Secured Obligations.

9.3 Protection of purchasers: No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Bank or any Receiver to exercise any of the powers conferred by this Deed has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

10     INDEMNITIES; COSTS AND EXPENSES

10.1 Enforcement costs: The Chargor hereby undertakes with the Bank to pay on demand all costs, charges and expenses incurred by the Bank or by any Receiver in or about the enforcement, preservation or attempted preservation of any of the security created by or pursuant to this Deed or any of the Charged Assets on a full indemnity basis, together with interest at the Default Rate from the date on which such costs, charges or expenses are so incurred until the date of payment by the Chargor (both before and after judgment).

10.2 No liability as mortgagee in possession: Neither the Bank nor any Receiver shall be liable to account as mortgagee or heritable creditor in possession in respect of all or any of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee or heritable creditor in possession may be liable as such.

10.3 Indemnity from Charged Assets: The Bank and any Receiver, attorney, agent or other person appointed by the Bank under this Deed and the Bank's officers and employees (each an "INDEMNIFIED PARTY") shall be entitled to be indemnified out of the Charged Assets in respect of all costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort, delict or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against, any of them (or by or against any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of:

       (a) anything done or omitted in the exercise or purported exercise of the powers contained in this Deed; or

       (b) any breach by the Chargor of any of its obligations under this Deed; or

       (c) an Environmental Claim made or asserted against an Indemnified Party which would not have arisen if this Deed had not been executed and which was not caused by the wilful default of the relevant Indemnified Party.

11     POWER OF ATTORNEY

11.1 Power of attorney: The Chargor by way of security hereby irrevocably appoints each of the Bank and any Receiver severally to be its attorney in its name and on its behalf:

       (a) to execute and complete any documents or instruments which the Bank or such Receiver may require for perfecting the title of the Bank to the Charged Assets of the Chargor or for vesting the same in the Bank, its nominees or any purchaser;

       (b) to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 6; and

       (c) otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Bank or a Receiver under this Deed or which may be deemed expedient by the Bank or a Receiver in connection with any disposition, realisation or getting in by the Bank or such Receiver of the Charged Assets of the Chargor or any part thereof or in connection with any other exercise of any power under this Deed.

11.2 Recovery of Debts: The Bank and any manager or officer of the Bank or of any branch is hereby irrevocably empowered to receive all Debts and on payment to give an effectual discharge therefor and on non-payment to take (if the Bank in its sole discretion so decides) all steps and proceedings either in the name of the Chargor or in the name of the Bank for the recovery thereof and also to agree accounts and to make allowances and to give time to any surety.
       The Bank shall have no liability or responsibility of any kind to the Chargor arising out of the exercise or non-exercise of such rights and shall not be obliged to make any enquiry as to the sufficiency of any sums received by it in respect of any Debts or to make any claims or take any other action to collect or enforce the same.

11.3 Ratification: The Chargor ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney as is mentioned in clause 11.1 shall do or purport to do in the exercise of his powers under such clause.

12     CONTINUING SECURITY AND OTHER MATTERS

12.1 Continuing security: This Deed and the obligations of the Chargor under this Deed (including, without limitation, the Guarantees) shall:

       (a) secure the ultimate balance from time to time owing to the Bank by each Company and any other person liable and shall be a continuing security notwithstanding any settlement of account or other matter whatsoever;

       (b) be in addition to, and not prejudice or affect, any present or future Collateral Instrument, Encumbrance, right or remedy held by or available to the Bank; and

       (c) not merge with or be in any way prejudiced or affected by the existence of any such Collateral Instruments, Encumbrance, rights or remedies or by the same being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Bank dealing with, exchanging, releasing, varying or failing to perfect or enforce any of the same, or giving time for payment or indulgence or compounding with any other person liable.

12.2 New accounts: If a Guarantee ceases to be continuing for any reason whatsoever the Bank may nevertheless continue any account of any Company or any other person liable or open one or more new accounts and the liability of the Chargor under its Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.

12.3 Liability unconditional: The liability of the Chargor shall not be affected nor shall any Guarantee be discharged or reduced by reason of:

       (a) the Incapacity or any change in the name, style or constitution of any Company or other person liable;

       (b) the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Company or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Company or any other person liable; or

       (c) any act or omission which would not have discharged or affected the liability of the Chargor had it been a principal debtor instead of a guarantor or anything done or omitted which but for this provision might operate to exonerate the Chargor.

12.4 Collateral Instruments: The Bank shall not be obliged to make any claim or demand on the Chargor or other person liable or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Deed (including, without limitation, the Guarantees) and no action taken or omitted by the Bank in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Chargor (including, without limitation, the liability of the Chargor under the Guarantees) nor shall the Bank be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment.

12.5 Waiver of Chargor's rights: Until all the Secured Obligations have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement or the discharge by the Chargor of its liability under its Guarantee) the Chargor agrees that without the prior written consent of the Bank it will not:

      (a) exercise its rights of subrogation, reimbursement and indemnity against any Company or other person liable;

      (b) demand or accept repayment in whole or in part of any obligations or liabilities now or hereafter due to the Chargor from any Company or any other person liable or demand or accept any Collateral Instrument in respect of such obligations or liabilities or dispose of the same;

      (c) take any step to enforce any right against any Company or any other person liable in respect of any such obligations or liabilities;

      (d) claim any set-off or counter-claim against any Company or any other person liable or claim or prove in competition with the Bank in the liquidation of any Company or other person liable or have the benefit of, or share in, any payment from or composition with, any other Company or other person liable or any other Collateral Instrument now or hereafter held by the Bank for any obligations or liabilities of any Company or other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of any Company or other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Agent and the Bank and applied in or towards discharge of the Secured Obligations in such manner as the Bank shall deem appropriate.

12.6 Suspense accounts: Any money received in connection with a Guarantee (whether before or after any Incapacity of a Company or other person liable) may be placed to the credit of a suspense account with a view to preserving the rights of the Bank to prove for the whole of its claims against the Companies or any other person liable or may be applied in or towards satisfaction of such of the Secured Obligations as the Bank may from time to time conclusively determine in its absolute discretion.

12.7 Settlements Conditional: Any release, discharge or settlement between the Chargor and the Bank shall be conditional upon no security, disposition or payment to the Bank by the Chargor, any of the Companies or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Bank shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

12.8 Final Redemption: Subject, and without prejudice, to clauses 12.l, 12.4, 12.7 and 12.9, upon proof being given to the satisfaction of the Bank that all the Secured Obligations have terminated, the Bank shall at the request and cost of the Chargor execute and do all such deeds, acts and things as may be necessary to release the Charged Assets from the charges constituted by clauses 3.1 and 3.2.

12.9 Avoidance of Payments: No assurance, security, guarantee or payment which may be avoided under any law relating to bankruptcy, insolvency, administration or winding-up (including, without limitation, Sections 238, 239, 242, 243 or 245 of the Insolvency Act 1986) and no release, settlement, discharge or arrangement given or made by the Bank on the faith of any such assurance, security, guarantee or payment, shall prejudice or affect the right of the Bank to enforce this Deed to the full extent of the Secured Obligations or any other rights which the Bank may have in respect of the Secured Obligations or any part thereof. The Chargor agrees that in such circumstances this Deed shall be deemed to have remained in full force and effect notwithstanding any such assurance, security, guarantee, payment, release, settlement, discharge or arrangement. Without prejudice to the foregoing, as promptly as practicable after proof satisfactory to the Bank has been given to the Bank in accordance with clause 12.8, the Bank shall return this Deed and shall release such of the Secured Assets which remain from the charges constituted by clauses 3.1 and 3.2 unless the Bank determines that at such time there exists a possibility of the avoidance or invalidation of any payment or repayment of the Secured Obligations within a period of one month plus the relevant statutory period after the Secured Obligations shall have been discharged in full. The Chargor shall promptly provide to the Bank any evidence (including, if required by the Bank, a solvency report from the auditors of the Chargor in form and substance satisfactory to the Bank) requested by the Bank, in order that it may determine whether or not at such time there exists such a possibility. If at any time within such period (i) a petition shall be presented to a competent court for an order for the administration or winding-up (or for any equivalent or similar order in any relevant jurisdiction) of the Chargor or of any other person that has given the relevant assurance, security, guarantee or payment or (ii) the Chargor or any such other person shall commence to be wound-up voluntarily (or shall commence any equivalent or similar proceedings in any relevant jurisdiction), the Bank may continue to retain this Deed and not to release Secured Assets for and during such further period as the Bank in its absolute discretion shall determine.

12.10  Chargor to deliver up certain property:  If, contrary to clauses 2.5 or
       12.5 the Chargor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Bank and shall be delivered to the Bank on demand.

13          CURRENCIES

13.1 Conversion of Currencies: All moneys received or held by the Bank or by a Receiver under this Deed at any time on or after the Enforcement Date in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for such one or more of the currencies in which the Secured Obligations are denominated as the Bank or Receiver considers necessary or desirable and the Chargor shall indemnify the Bank against the full sterling cost (including all costs, charges and expenses) incurred in relation to such sale. Neither the Bank nor any Receiver shall have any liability to the Chargor respect of any loss resulting from any fluctuation in exchange rates after any such sale.

13.2 Currency Indemnity: No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred. To the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Bank shall have a further separate cause of action against the Chargor and shall be entitled to enforce the charges hereby created to recover the amount of the shortfall.

14          REPRESENTATIONS AND WARRANTIES

14.1 Representations: The Chargor represents and warrants to the Bank that:

            (a) Due incorporation: it is duly incorporated and validly existing under the laws of England and Wales and each of its Subsidiaries is duly incorporated and validly existing under the laws of the country of its incorporation and has power to carry on its business as it is now being conducted and to own its property and other assets;

            (b) Corporate Power: it has power to execute, deliver and perform its obligations under this Deed; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Chargor will be exceeded as a result of the execution and delivery of this Deed or the performance of its obligations under this Deed;

            (c) Binding obligations: this Deed constitutes valid and legally binding obligations of the Chargor enforceable in accordance with its terms;

            (d) No conflict with other obligations: the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Deed by the Chargor will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment or permit to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it or any of its Subsidiaries is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its Memorandum and Articles of Association, or (iv) result in the creation of or oblige the Chargor or any of its Subsidiaries to create an Encumbrance in favour of any person other than the Bank;

   (e) Title to Charged Assets: it has good and marketable title to the Charged Assets and has full power and authority to grant to the Bank the security interest in the Charged Assets created pursuant to this Deed and to execute, deliver and perform its obligations in accordance with the terms of this Deed without the consent or approval of any other person other than any consent or approval which has been obtained;

   (f) Ownership of Charged Assets: the Charged Assets are beneficially owned by it free and clear of any Encumbrance other than Encumbrances created by this Deed and any Permitted Encumbrance;

   (g) Compliance with Environmental Laws: each of the Chargor and its Subsidiaries complies and has at all times complied with all Environmental Laws and Environmental Licences and has obtained and maintained in full force and effect all Environmental Licences, and there are no facts or circumstances entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed where such revocation, suspension, amendment, variation, withdrawal or non-renewal might have a Material Environmental Effect;

   (h) No requirement to invest under Environmental Laws: neither the Chargor nor any of its Subsidiaries is required by any Environmental Licence or Environmental Law to make any investment or expenditure or to take or desist from taking any action in either case where this might have a Material Environmental Effect;

   (i) No Environmental Claims: no Environmental Claim is pending or has been made or threatened against the Chargor or any of its Subsidiaries or any occupier of any of the Properties or any of their respective officers in their capacity as such and neither such Company nor any of its Subsidiaries has any reason to believe that it has or is likely to have any liability in relation to Environmental Matters which, in either case, might have a Material Environmental Effect;

   (j) No Relevant Substances: no Relevant Substance has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, used, collected, sorted or produced at any time, or is present in the environment (whether or not on property owned, leased, occupied or controlled by the Chargor or any of its Subsidiaries) in circumstances which are likely to result in an Environmental Claim against the Chargor or any of its Subsidiaries which, in either case, might have a Material Environmental Effect; and

            (k) Details of environmental audits: full details have been given to the Bank of any inspections, investigations, studies, audits, tests, reviews or other analyses in relation to Environmental Matters relating to the Chargor and its Subsidiaries or to the best of the Chargor's knowledge any property now or previously owned, leased or occupied by such Company and its Subsidiaries and of all Environmental Licences.

14.2 Repetition: The representations and warranties in clause 14.1 shall be deemed to be repeated by the Chargor on each day until all the Secured Obligations have been paid or discharged in full as if made with reference to the facts and circumstances existing on each such day.

15          MISCELLANEOUS

15.1 Remedies Cumulative: No failure or delay on the part of the Bank to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

15.2 Statutory power of leasing: During the continuance of this security the statutory and any other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not be exercisable by the Chargor in relation to the Charged Assets or any part thereof.

15.3 Successors and assigns: Any appointment or removal of a Receiver under clause 8 and any consents under this Deed may be made or given in writing signed or sealed by any successors or assigns of the Bank and accordingly the Chargor hereby irrevocably appoints each successor and assign of the Bank to be its attorney in the terms and for the purposes set out in clause 11.

15.4 Consolidation: Section 93 Law of Property Act 1925 shall not apply to the security created by this Deed or to any security given to the Bank pursuant to this Deed.

15.5 Reorganisation of the Bank: This Deed shall remain binding on the Chargor notwithstanding any change in the constitution of the Bank or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking by, any other person, or any reconstruction or reorganisation of any kind. The security granted by this Deed shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Bank in the same manner as if such assignee, transferee or other successor in title had been named in this Deed as a party instead of, or in addition to, the Bank.

15.6 Unfettered discretion: Any liability or power which may be exercised or any determination which may be made under this Deed by the Bank may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefor.

15.7 Provisions severable: Each of the provisions of this Deed is severable and distinct from the others and if any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

15.8 Law of Property (Miscellaneous Provisions) Act 1989: For the purposes of the Law of Property (Miscellaneous Provisions) Act 1989 any provisions any of facility agreement and any other relevant loan agreements relating to any disposition of an interest in land shall be deemed to be incorporated in this Deed.

16          NOTICES

16.1 Mode of service: Any notice or demand for payment by the Bank under this Deed shall, without prejudice to any other effective mode of making the same, be deemed to have been properly served on the Chargor if served on any one of its Directors or on its Secretary or delivered or sent by letter, telex or telefax to the Chargor at its registered office or any of its principal places of business for the time being.

16.2 Time of service: Any such notice or demand shall be deemed to have been served (in the case of a letter) when delivered, (in the case of a telex) at the time of despatch with the correct answerback appearing at the beginning and end of the transmission and (in the case of a telefax) when received in complete and legible form.

16.3 Notices conclusive: Any such notice or demand or any certificate as to the amount at any time secured by this Deed shall, save for manifest error be conclusive and binding upon the Chargor if signed by an officer of the Bank.

17          LAW

            This Deed shall be governed by and shall be construed in accordance with English law.

IN WITNESS whereof this Deed has been executed and delivered by or on behalf of the parties on the date stated at the beginning of this Deed.

THE COMMON SEAL of                            )
INTEGRAL VISION LIMITED                       )
affixed to this Deed                          )
in the presence of                            )


                                              Director

                                              Secretary


                                      [OR]



EXECUTED and DELIVERED as a DEED              )
by INTEGRAL VISION LIMITED                    )


                                              Charles J. Drake
                                              --------------------
                                              Director


                                              Richard R. Current
                                              --------------------
                                              Secretary





SIGNED for and on behalf
of NBD BANK


                    By: Deborah J. Forley
                        ------------------
                       Its:  Vice President


                    By: Glenn Ansiel
                        -----------------------------
                       Its:  Assistant Vice President